Exhibit 99.1

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

661.723.7723

www.simulations-plus.com

CONTACT:

Simulations Plus Investor Relations	Hayden IR
Ms. Renee Bouche	Mr. Cameron Donahue
661-723-7723	651-653-1854
renee@simulations-plus.com	cameron@haydenir.com

For Immediate Release:

April 8, 2016

SIMULATIONS PLUS SETS DATE FOR 2nd QUARTER 2016 earnings release and conference call

Conference Call to be on Wednesday, April 13, at 4:15 PM ET

LANCASTER, CA, April 8, 2016 – Simulations Plus, Inc. (Nasdaq: SLP) announced today that it expects to file its quarterly report on Form 10-Q for the second quarter of its 2016 fiscal year on Wednesday, April 13, 2016.

The Company will host a conference call on April 13, 2016, at 4:15 p.m. Eastern Time. All interested parties are invited to join the call by registering at: https://attendee.gotowebinar.com/register/5014190111345805827. On registering, you will receive a confirmation e-mail with instructions for joining the call. Please dial in five to ten minutes prior to the scheduled start time. For listen-only mode, you may dial (646) 307-1720, and enter access code 439-293-425.

About Simulations Plus, Inc.

Simulations Plus, Inc. is a premier developer of drug discovery and development software as well as a leading provider of both preclinical and clinical pharmacometric consulting services for regulatory submissions. The company is a global leader focused on improving the ways scientists use knowledge and data to predict the properties and outcomes of pharmaceutical and biotechnology agents. Our software is licensed to and used in the conduct of drug research by major pharmaceutical and biotechnology companies and regulatory agencies worldwide. Our innovations in integrating new and existing science in medicinal chemistry, computational chemistry, pharmaceutical science, biology, and physiology into our software have made us the leading software provider for physiologically based pharmacokinetic modeling and simulation. For more information, visit our website at www.simulations-plus.com.

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